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                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




InterMountain Community Bancorp
Sandpoint, Idaho


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated February 13, 2004 (except for Note 21, as to which the date is March 25, 2004), relating to the consolidated financial statements of Intermountain Community Bancorp as of December 31, 2003 and 2002 and for the three years in the period ended December 31, 2003 appearing in the Company's Form 10.


/s/ BDO Seidman, LLP

Spokane, Washington
July 8, 2004